SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2015

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed, on October 6, 2015, VASCO Data Security International, Inc. (“VASCO”) and 685102 N.B. Inc., a wholly-owned subsidiary of VASCO (“Purchaser and, together with VASCO, the “Purchaser Parties”), entered into an Arrangement Agreement (the “Arrangement Agreement”), providing for the acquisition (the “Acquisition”) by VASCO through Purchaser of Silanis Technology Inc. (“STI”) for an aggregate purchase price of $85.0 million, subject to adjustment as provided in the Arrangement Agreement and discussed below (the “Purchase Price”). On November 25, 2015, the Acquisition closed in accordance with the Arrangement Agreement.

The Acquisition was effected by means of a statutory plan of arrangement under the federal laws of Canada. As part of the arrangement, STI amalgamated with its affiliates, Silanis International Limited (“SIL”) and Silanis Canada Inc. (“SCI” and together with STI and SIL, the “Silanis Companies”), forming a new corporate entity named Silanis Technology Inc. (“Silanis”). Purchaser then acquired all of the issued and outstanding shares of Silanis for the Purchase Price in accordance with, and subject to, the terms and conditions of the Arrangement Agreement. The amount of the Purchase Price of $75.0 million included an adjustment of $10.0 million based on an estimate of working capital and net indebtedness as of the closing date compared to target amounts and could be further adjusted based on post-closing reconciliation of such amounts to actual amounts. A portion of the Purchase Price representing specified indemnification and adjustment escrows and an expense reserve holdback were deposited with certain agents in escrow at closing.

The Arrangement Agreement contains customary representations, warranties and covenants of the parties to the Arrangement Agreement. Pursuant to the Arrangement Agreement, the shareholders and optionholders of STI and SIL (the “Securityholders”) have agreed to indemnify the Purchaser Parties, and the Purchaser Parties have agreed to indemnify the Securityholders, for adverse consequences resulting from breaches of representations, warranties and covenants (subject to limitations set forth in the Arrangement Agreement).

This description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 13, 2015 and incorporated herein by reference.

The Arrangement Agreement is attached to the Current Report on Form 8-K filed with the SEC on October 13, 2015 and incorporated herein by reference to provide investors with information regarding the terms of the Arrangement Agreement. The Arrangement Agreement and the above summary of its terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to VASCO, the Silanis Companies, their respective subsidiaries and affiliates or any other party. The representations and warranties contained in the Arrangement Agreement have been negotiated only for the purpose of the Arrangement Agreement and are intended solely for the benefit of the parties thereto. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain supplemental disclosures provided by the parties to one another in connection with the execution of the Arrangement Agreement.

Item 7.01. Regulation FD Disclosure.

On November 25, 2015, VASCO issued a press release announcing the closing of the Acquisition, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and the Exhibits referenced in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

The financial statements for Silanis required by Item 9.01(a) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information for Silanis required by Item 9.01(b) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit Number	Description

The following Exhibits are furnished herewith.

99.1	VASCO Press Release dated November 25, 2015 announcing the closing of the Silanis acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2015	VASCO Data Security International, Inc.

/s/ Mark S. Hoyt
Mark S. Hoyt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

The following Exhibits are furnished herewith.

99.1	VASCO Press Release dated November 25, 2015 announcing the closing of the Silanis acquisition.